                                                                    EXHIBIT 23.2


                       [MAGGART & ASSOCIATES LETTERHEAD]




                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cumberland Bancorp, Incorporated 1998 Stock Option Plan of our report dated March 29, 1997 (which expenses a qualified opinion and includes an explanatory paragraph relating to our inability to obtain audited financial statements supporting the Company's investment in Cumberland Life Insurance Company stated at $226,166 at December 31, 1996, or its equity in Cumberland Life Insurance Company's earning of $1,166 which is included in net earnings for the year then ended; nor were we able to satisfy ourselves about the carrying value of the investment or the equity in its earnings by other auditing procedures) with respect to the consolidated financial statements of Cumberland Bancorp, Incorporated included in the Cumberland Bancorp, Incorporated Registration Statement on Form S-1 (No. 333-84173), and to the reference to our firm under the caption "Experts" in the Cumberland Bancorp, Incorporated Registration Statement on Form S-1 (No. 333-84173).



                                               /s/ Maggart & Associates, P.C.
                                               --------------------------------

Nashville, Tennessee
December 29, 1999